Exhibit 10.20

Participant:	[●]
Number of Restricted Stock Units subject to Award:	[●]
Date of Grant:	[●]

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
2025 EQUITY INCENTIVE PLAN

Restricted Stock Unit Award Agreement

This agreement (this “Agreement”) evidences an Award of Restricted Stock Units granted by the Company to the individual named above (the “Participant”), pursuant to and subject to the terms of the Plan.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.           Grant of Restricted Stock Unit Award.  On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant a number of Restricted Stock Units giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each Restricted Stock Unit forming part of this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.  The Participant is eligible to receive this Award in connection with his or her position with the Company at the time of the Date of Grant (“Eligible Employee”).

2.           Meaning of Certain Terms.    The following terms have the following meanings:

(a)	“Change in Control” means the first to occur of any of the following events:

(i)
an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)
the consummation of the merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (i) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing more than 50% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(iii)	the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

A Change in Control must also constitute a Covered Transaction under the terms of the Plan. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the state of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(b)           “Good Reason” shall have the same meaning as provided in the Participant’s employment agreement with the Company or a subsidiary, which definition will apply for purposes of this Agreement for so long as such agreement is in effect; provided that if no such agreement exists or such agreement does not contain a definition of “Good Reason”, the term “Good Reason” as used in this Agreement shall have no effect.

3.           Vesting; Cessation of Employment; No Longer an Eligible Employee.

(a)           Vesting.  Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units will vest as follows, subject to the Participant remaining in continuous Employment from the Date of Grant through such vesting date.

(i)           Except as provided in Section 3(a)(ii) below, [●]% of the Restricted Stock Units will vest on each of the first [●] anniversaries of the Date of Grant, with the number of Restricted Stock Units that vest on any such date being rounded down to the nearest whole Share and the Award becoming vested as to 100% of the Restricted Stock Units on the [●] anniversary of the Date of Grant; provided, however, that in no event will any portion of the Restricted Stock Units be scheduled to vest prior to the first anniversary of the Date of Grant, in accordance with Section 6(a)(4) of the Plan.

(ii)           If provision is made to assume or substitute the Restricted Stock Units in connection with a Change in Control pursuant to Section 7(a)(1) of the Plan and the Company or successor to the Company terminates the Participant’s Employment without Cause or for Good Reason as of or within the one-year period following the consummation of the Change in Control, the Restricted Stock Units, to the extent then unvested, will automatically vest upon such cessation of Employment.  The vesting of the unvested and outstanding portion of this Award pursuant to the immediately preceding sentence is conditioned, however, upon the Participant’s signing a release of claims in a form provided by the Company (a “Release”), which Release must be executed, returned and, to the extent applicable, no longer subject to revocation, within 60 days following the Participant’s termination of Employment or such shorter period of time as provided in the Release (the “Release Period”); the date such Release has been executed, returned and, to the extent applicable, no longer subject to revocation, is the “Release Effective Date”.  Notwithstanding anything to the contrary contained in this Section 3(a)(ii), the unvested and outstanding portion of this Award shall remain outstanding during the Release Period and shall vest on the Release Effective Date, so long as the Release Effective Date occurs during the Release Period.

(b)           Treatment of this Award Upon Cessation of Employment.  Except as provided in Section 3(a)(ii) above, automatically and immediately upon the cessation of the Participant’s Employment (i) the unvested portion of this Award will terminate and be forfeited for no consideration, (ii) the vested portion of this Award, if any, will terminate and be forfeited for no consideration if the Participant’s Employment is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith), and (iii) all portions of this Award (whether or not vested) will immediately terminate upon, to the maximum extent permitted under applicable law, the Participant’s violation of any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant in favor of the Company or any of its affiliates by which the Participant is bound, in accordance with Section 6(a)(4)(D)(ii) of the Plan.

(c)           No Longer an Eligible Employee.  Notwithstanding anything to the contrary in this Agreement or the Plan, in the event the Participant transfers or is transferred to a position in which Participant would no longer considered to be an Eligible Employee (which the Administrator determines in its sole discretion), then the Administrator in its sole discretion may reduce the number of Shares subject to the Award, other than the Shares that have then satisfied the time-based vesting conditions, and such reduction shall be effective upon the date of the position transfer.

4.           Delivery of Shares.  Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator in accordance with Section 8 of the Plan.

5.           Forfeiture; Recovery of Compensation.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.  By accepting, or being deemed to have accepted, this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company, including the Policy for Recoupment of Incentive Compensation.  Nothing in the preceding sentence will be construed as limiting the general application of Section 10 of this Agreement.

6.           Restrictive Covenants.  The Participant agrees to be bound by the Restrictive Covenant Agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”) in consideration of: (a) the Restricted Stock Units granted herein, irrespective of whether the Award vests; (b) the Participant’s ongoing Employment with the Company or a subsidiary of the Company; (c) the importance of protecting the confidential information of the Company and its subsidiaries and their other legitimate interests, including, without limitation, the valuable confidential information and goodwill that they have developed or acquired; (d) the Participant’s being granted access to trade secrets and other confidential information of the Company and its subsidiaries; and (e) other good and valuable consideration.  If the Participant breaches the Restrictive Covenant Agreement, in addition to any remedies that may be available to the Company or any of its affiliates, Section 6(a)(5) of the Plan shall apply.

7.           Dividends; Other Rights.  This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant.  The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder.  The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

8.           Taxes.

(a)           [The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon settlement of this Award, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator in its discretion) all taxes and other amounts required to be withheld.  No Shares will be delivered pursuant to this Award unless and until the Participant has remitted to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) an amount sufficient to satisfy all taxes required to be withheld in connection with such vesting or settlement.  The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant.  Nothing in this Section 8, however, shall be construed as relieving the Participant from any liability for satisfying his or her obligation under the preceding provisions of this Section 8.]1 [The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Award, its vesting and/or settlement and any disposition of any Shares acquired upon the vesting of the Award.  The Company will have no liability or obligation related to the foregoing.]2

1 Note to Draft: Include for employees.
2 Note to Draft: Include for non-employee directors.

(b)           This Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent.  Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

9.           Effect on Employment.  Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge or discipline the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

10.           Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  By accepting, or being deemed to have accepted, all or any portion of the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

11.           Acknowledgements.  The Participant acknowledges and agrees that:

(a)           The grant of the Restricted Stock Units is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of such awards or any other benefits in the future.

(b)           The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any award, the amount of any award, vesting provisions and purchase price, if any.

(c)           The value of the Restricted Stock Units is an extraordinary item of compensation outside of the scope of the Participant’s employment.  As such, the Restricted Stock Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments.  The future value of the Shares covered by this Award is unknown and cannot be predicted with certainty.

(d)           The Participant authorizes the Company to use and disclose to any agent administering the Plan or providing recordkeeping services with respect to the Plan such information and data as the Company shall request in order to facilitate the grant of the Restricted Stock Units, the administration of the Restricted Stock Units and the administration of the Plan, and the Participant waives any data privacy rights he or she may have with respect to such information or the sharing of such information.

(e)           (i) This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

12.           Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement will be severable and enforceable to the extent permitted by law.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

Ollie’s Bargain Outlet Holdings, Inc.

By:

Name:

Title:

Agreed and Accepted:

By
[Participant’s Name]

Signature Page to Restricted Stock Unit Award Agreement

EXHIBIT A

RESTRICTIVE COVENANT AGREEMENT3

[See attached.]

3 Note to Draft:  The RCA will be specific to the jurisdiction in which the participant is located to comply with the applicable laws.